UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2008
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State of other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
965 Prairie Center Drive, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (952) 707-5600
(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
- more -

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On December 15, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of XATA Corporation (“Xata” or the “Company”), voted unanimously to extend the expiration date of all employee stock options previously issued under Xata’s 2007 Long-Term Incentive and Stock Option Plan and its 2002 Long-Term Incentive and Stock Option Plan from five years to ten years. The Committee directed that the extension be implemented through amendments to the applicable option award agreements prior to December 31, 2008 and while the closing trading price of the Company’s stock remains less than $2.99 per share. All options previously issued by Xata have exercise prices greater than $2.98 per share. No changes will be made to any other terms of the stock options and the exercise prices will remain the same.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2008	XATA CORPORATION
	By:	/s/ Wesley Fredenburg
Wesley Fredenburg, Secretary and General Counsel